Exhibit 24

POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of Cathy Behnen of FTC Solar, Inc. (the “Company”), Michael Penney, Brady Randall and Kexi Jin of Arnold & Porter Kaye Scholer LLP or any of them signing singly, and with full power of substitution, the undersigned’s true and lawful attorney-in-fact to:

1.
prepare, execute in the undersigned’s name and on the undersigned’s behalf, and submit to the U.S. Securities and Exchange Commission (the “SEC”) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 or any rule or regulation of the SEC, and serve as account administrators of the undersigned’s EDGAR account;
2.
execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or director of the Company, Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;
3.
do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and
4.
take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IF " DOCVARIABLE "SWDocIDLocation" 4096" = "1" " DOCPROPERTY "SWDocID" US 252495216v1" ""

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 18 day of November, 2025.

/s/ Anthony Carroll 11/18/2025

Name: Anthony Carroll

ACKNOWLEDGEMENT

STATE OF TEXAS )

COUNTY OF HARRIS )

On this 18th day of November 2025, before me, the undersigned, a Notary Public in and for said state, personally appeared Anthony Carroll, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

/s/ Grace Ojionuka 11/18/2025
 Notary Public

Printed Name: Grace Ojionuka

[Notary Seal] My Commission Expires: January 30, 2028

Notarial Act Performed by Audio visual communication

IF " DOCVARIABLE "SWDocIDLocation" 4096" = "1" " DOCPROPERTY "SWDocID" US 252495216v1" ""

STATE OF TEXAS §

§

COUNTY OF HARRIS §

BEFORE ME, the undersigned notary public, on this day personally appeared by means of an interactive two-way audio and video communication Anthony Carroll, who, after being duly sworn, provided satisfactory evidence of identification and acknowledged that he is the person whose name is subscribed to the foregoing instrument, and that he executed the same voluntarily for the purposes and consideration expressed therein. This notarial act was an online notarization.

SWORN TO AND SUBSCRIBED BEFORE ME, on this the 18th day of November, 2025, to certify which witness my hand and seal of office.

/s/ Anthony Carroll

Anthony Carroll 11/18/2025

[Notary Seal]

/s/ Grace Ojionuka 11/18/2025

Grace Ojionuka

Notary Public, State of Texas

My Commission expires: January 30, 2028

Notarial Act Performed by Audio visual communication

IF " DOCVARIABLE "SWDocIDLocation" 4096" = "1" " DOCPROPERTY "SWDocID" US 252495216v1" ""